AVX CORPORATION Supplemental Employee Retirement Plan  ("SERP")
										 Exhibit 10.9

	Section 1 Purpose of the Plan
	The purpose of the AVX Corporation SERP (the "Plan") is to provide certain management or highly compensated employees of AVX Corporation (the "Company") with supplemental retirement benefits. The Plan is effective as of January 1, 1998.

	Section 2 Eligibility to Participate
	The Chief Executive Officer of the Company shall have the right in his sole and complete discretion to designate which, if any, management or highly compensated employees shall be eligible to participate in the Plan. An employee who is designated as being eligible to participate and elects to do so is hereinafter referred to as a "Participant."

	Section 3 Benefits
	3.1 Each employee who is designated as being eligible to participate in the Plan shall be entitled to make an irrevocable election, as specified in Section 3.2, to defer receipt of all or a portion of compensation otherwise payable by the Company to such employee. For purposes of the Plan, compensation shall include any amounts not includible in the gross income of the Participant due to any salary reduction agreement maintained with the Company under Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and any compensation deferred under the AVX Nonqualified Supplemental Retirement Plan (the "Supplemental Plan").

	3.2     A Participant may elect to defer compensation pursuant to
	Section 3.1 by giving written notice to the Company. Such notice must be received by the Company prior to January1,1998, and thereafter prior to the first day of the calendar year to which such election is applicable. Notwithstanding the preceding sentence, for each employee who enters the Plan after January 1, 1998, in the first year in which such employee becomes eligible to participate, such newly eligible employee may make an election to defer compensation for services to be performed subsequent to such election within 30 days after the date such employee becomes eligible.

	A Participant's initial election to defer compensation shall also include an election as to themanner of payment which shall be (i) a lump sum distribution, or (ii) installment payments over a period of years (not to exceed 10 years). The time of payment shall be in accordance with Section 5.2.

	Section 4 Deferred Compensation Accounts
	4.1 In furtherance of the purposes of this Plan, the Company has established the Trust Under the AVX Corporation Deferred Compensation Plans (the "Trust") which is intended to be a "grantor trust" within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code. The trustee of the Trust (the "Trustee") shall hold, invest and distribute any assets contributed to the Trust in accordance with the provisions thereof.

	The AVX Stock Fund is an investment option under the Trust. Notwithstanding anything contained in the Plan or Trust to the contrary, the purchase price to be paid for shares of AVX Stock acquired by the Trust shall be equal to the fair market value of such shares and the maximum number of such shares that may be purchased during the existence of the Plan shall not exceed one
	(1) million shares.

	Section 5 Distribution of Benefits
	5.1 Each Participant shall be fully vested and shall have a nonforfeitable interest in his/her account.

	5.2 Benefits under the Plan shall be payable to a Participant or beneficiary, as the case may be, upon the earlier of such Participant's termination of employment (for any reason), or death.

	5.3 In the event a Participant dies before all amounts credited to such Participant's account have been distributed to him/her, then the beneficiary designated by the Participant shall be paid the balance of such account. If a Participant shall fail to designate a beneficiary or if the beneficiary designated does not survive the Participant, then the beneficiary shall be deemed to be one of the following, in the order named: (i) spouse, (ii) children, per stirpes and (iii) estate of the Participant. Such designation of beneficiary may be changed from time to time by the Participant filing a new designation with the Company.

	5.4 The Trustee shall deduct from each payment under the Plan, any federal, state or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable laws.

	5.5 Notwithstanding anything contained in this Plan or Trust to the contrary, if at any time the Trust is determined by the Internal Revenue Service ("IRS") not to be a "grantor trust" with the result that the income of the Trust is not treated as income of the Company pursuant to Subpart E of Subchapter J of the Code, or if a tax is finally determined by the IRS to be payable by the Participants or their beneficiaries in respect of any vested interests in their accounts prior to payment of such interest to the Participants or their beneficiaries, then the Board of Directors of the Company or the Chief Executive Officer of the Company shall have the right in its or his sole and complete discretion (i) to permit the distribution of the amount of such tax or (ii) terminate the Plan and Trust and the full fair market value of the assets in the Trust distributed to the Participants. For purposes of this
	Section 5.5, a final determination of the IRS shall be a decision rendered by the IRS which is no longer subject to administrative appeal within the IRS.

	5.6 Notwithstanding anything contained herein to the contrary, a "derivative security" (as defined in rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934) issued under the Plan shall not be transferrable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code.


	Section 6 Status of Plan Assets
	6.1 The Trust assets are and shall remain at all time subject to the claims of the general creditors of the Company. Accordingly, the Company shall not create a security interest in the Trust assets in favor of the Participants (or their beneficiaries).

	6.2 Except insofar as applicable law may otherwise require and subject to the provisions of the Trust, (i) no amount payable to or in respect of the Participants or their beneficiaries at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Plan shall in no manner be liablefor or subject to the debts or liabilities of the Participants or their beneficiaries.

	Section 7 Amendment and Termination
	The Plan may, at any time or from time to time, be amended, modified or terminated by the Company. However, no amendment, modification or termination of the Plan shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts then accrued in his/her account.

	Section 8 Miscellaneous
	8.1 If the Company shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to a spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under the Plan.

	8.2 Nothing contained herein shall be construed as conferring upo n a Participant the right to continue in the employ of the Company as an executive or in any other capacity.
	8.3 The Company (or such party or committee as the Company may designate) shall have full power and authority to interpret, construe and administer the Plan (except to the extent authority has been explicitly granted to the Chief Executive Officer or to the Trustee under the Trust) and such interpretation, construction, and actions hereunder, shall be binding and conclusive on all persons for all purposes. The Company, Chief Executive Officer (or such party or committee as the Company may designate) shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith.

	8.4 Titles to the Sections of the Plan are included for convenience only and shall not control the meaning or interpretation of any provision of the Plan.

	8.5 Except to the extent preempted by federal law, this Plan and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with thelaws of the State of New York and the Trustee shall be liable to account only in the courts of the State of New York.

	8.6 All expenses of administering the Plan and Trust shall be borne by the Company.

	8.7 For Participants of the Plan who are subject to Section 16(b) of the Securities Exchange Act of 1934, the Company (or such party or committee as the Company may designate) may adopt such rules and procedures as it considers appropriate.

	IN WITNESS WHEREOF, the Company has caused this Plan to be executed
	this     day of December, 1997.
						   AVX CORPORATION
					       /s/Donald B. Christiansen
						  DONALD B. CHRISTIANSEN